2011 Consumer, Gaming & Lodging Conference George Boyer Executive Chairman Michael Puggi Consultant Clifford Vallier President, CFO & Treasurer Jason Pasko Sr. Director of Finance

Safe Harbor In addition to historical facts or statements of current conditions, this presentation contains forward - looking statements that involve risk and uncertainties. Such forward - looking statements reflect the company’s current expectations and beliefs but are not guarantees of future performance. As such actual results may vary materially from expectations. The risks and uncertainties associated with the forward - looking statements are described in the company’s filings with the Securities and Exchange Commission. Greektown Superholdings assumes no obligation to publicly update or revise any forward looking statements.

About Greektown Casino - Hotel • Opened November 10, 2000 • Expanded complex was completed in February 2009 and includes approximately: – 100,000 square - feet of gaming space, – 2,600 slot machines, – 67 table games, including poker and a 12,500 square - foot salon dedicated to high limit gaming, – 400 room hotel, – 4 restaurants and 8 bars, 2 offering entertainment, – And approximately 2,810 attached and 1,750 unattached parking spaces.

About Greektown Casino - Hotel • We attract an estimated 17,000 guests daily. • Our database contains over 1.3 million guests • Approximately 150,000 active guests • 97% of our guests are within 100 mile radius, • Recently voted Best Casino by the Oakland Press • 2011 Pinnacle Award winner • Allow guests to use comps at 20 outside restaurants, • Only casino with a dedicated People Mover train station.

Monroe Street Bridge

Greektown Entertainment District • A unique, historic entertainment district with several restaurants, bars and night clubs.

Greektown Entertainment District

Greektown Casino - Hotel Parking Facilities Map

Sports Arenas and other Entertainment Facilities • Located within walking distance are Comerica Park (MLB) and Ford Field (NFL). • Minutes away via the People Mover are Joe Louis Arena (NHL) and the convention and theater districts. • Annual attendance for all the venues is estimated at over 6 million visitors.

Q1 2011 Results (In Millions) Three Months Ended March 31, 2011 Three Months Ended March 31, 2010 Net gaming revenues * $86.6 $88.2 Net revenues *a $83.8 $86.1 EBITDAR *b $19.2 $23.3 * - Net gaming revenues – Net of participation and club point redemption expenses. *a - Net revenues – Net of promotional allowances. *b - EBITDAR – Earnings before interest, taxes, depreciation and amortization, and restructuring costs.

Detroit - Windsor Gaming Revenues and Market Share 2005 2006 2007 2008 2009 2010 Gaming Revenues (in Billions) $1.62 $1.62 $1.61 $1.64 $1.59 $1.63 Greektown Casino 2005 2006 2007 2008 2009 2010 Market Share 20.8% 21.3% 21.2% 19.3% 21.7% 21.5% Greektown Casino 2005 2006 2007 2008 2009 2010 Market Share Excluding Windsor 27.3% 26.5% 25.6% 23.3% 25.8% 25.4%

Greektown Market Share 15.0% 20.0% 25.0% 30.0% 35.0% Jul - 10 Aug - 10 Sep - 10 Oct - 10 Nov - 10 Dec - 10 Jan - 11 Feb - 11 Mar - 11 Apr - 11 NOTE: Excluding Windsor.

Annual Gaming Revenues (Millions) $300 $325 $350 $375 2005 2006 2007 2008 2009 2010 EBITDA: $69.1 $75.4 $58.1 $50.9* $79.5* $82.5* • Excludes restructuring costs.

Balance Sheet & Credit Profile Total Debt: EBITDA Net Debt: EBITDA EBITDA: Interest Exp. Greektown Superholdings (LTM 3/31/2011) 4.9x 4.7x 1.6x

Post Emergence Accomplishments • June 30, 2010 – Emergence from reorganization • New Board of Directors elected • New CEO (in process) • New Marketing and Slot Operations Management • New Advertising Agency • Credit Agreement Amendment to improve liquidity position • Strong Balance Sheet and Credit Profile • Several planned property improvements

Capital Projects Overview • Capital expenditures for 2011 estimated to be $18 million, various areas within the property and equipment. • Focus of capital spending: – Slots – Significant remodeling of specific casino areas – Renovation of Food & Beverage outlets

Q&A

Appendix

Revolver Credit Agreement Amendment • Credit Facility Amendments: – Increase credit line to $30 million from $20 million. – Decrease interest rate spread by 100 bps (currently at 350 bps). – Relax certain covenants. • Pending Michigan Gaming Control Board approval.

Capital Structure Earliest Maturity Availability 3/31/11 Balance Rate Revolver 12/31/13 $20.0 $0.0 LIBOR +350 bps Senior Secured Notes 6/30/15 385.0 13.00% Capital Lease 8/27/36 2.5 Various Total Debt $20.0 $387.5 Cash $26.1 Net Debt $361.4

Debt Terms Face Value (in millions) Rate Annual Int. Exp. (in millions) Maturity Callable Call Price Senior Secured Notes $385.0 13.00% $50.1 7/1/15 1/1/13 $106.50

Q1 2011 Reconciliation EBITDAR to GAAP Net Loss Three Months Ended March 31, 2011 Three Months Ended March 31, 2010 EBITDAR $19.2 $23.3 Depreciation and amortization (10.3) (5.2) Interest Expense (12.6) (18.8) Amortization of financing fees and accretion of discounts (1.7) (1.0) Other - (0.3) (in Millions) (1.0) (8.1) Income tax expense – current (0.5) (0.8) Income tax expense – deferred (1.6) - GAAP Net loss ($8.6) (10.9)

Reconciliation EBITDA to GAAP Net Income (Loss) (in Millions) 2005 2006 2007 2008 2009 2010 EBITDA $69.1 $75.4 $58.1 $50.9 $79.5 $82.5 Depreciation and amortization (16.1) (8.8) (8.6) (7.6) (18.6) (30.7) Interest Expense (17.0) (20.6) (36.3) (38.4) (69.8) (62.9) Amortization of financing fees and accretion of discounts (1.2) - (3.7) (10.3) (12.9) (5.4) Unrealized loss on interest rate swap - - (7.4) (2.7) - - Impairment of casino development rights - - - (128.2) - - Loss on impairment (14.0) - - - - - City of Detroit settlement - - - - (16.6) - Other (0.7) 0.3 (0.1) (0.8) 0.2 (0.3) Net loss on Chapter 11 related reorganization items - - - (11.7) (26.8) 301.7 Income tax expense – current - - - (3.1) (1.1) (2.8) Income tax expense – deferred - - - (1.2) 0.3 (4.9) Net Income (Loss) $20.1 $46.3 $2.0 ($152.9 ) ($65.9 ) $277.0